            Consent of Independent Registered Public Accounting Firm

We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Registered  Public  Accounting  Firm" and to the  inclusion  of our report dated
August 22,  2007 in the  Registration  Statement  (Form N-2) of  Tortoise  Total
Return  Fund,  LLC filed with the  Securities  and Exchange  Commission  in this initial  filing  under the  Investment  Company  Act of 1940  (Registration  No.
811-22085).

                                                /s/ Ernst & Young LLP

Kansas City, Missouri
August 28, 2007